UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2007

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	0-7087 (Commission File Number)	16-0959303 (I.R.S. Employer Identification No.)

130 Commerce Way East Aurora, New York (Address of principal executive offices)	14052 (Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To pay a portion of the cost of construction of an addition to its facility in East Aurora, New York and the acquisition of additional equipment to be located at such facility (collectively, the “Project”), Luminescent Systems, Inc. ( “LSI”), a subsidiary of Astronics Corporation (the “Company”), entered into a tax exempt industrial revenue bond transaction. Under this bond transaction, the Erie County Industrial Development Agency issued on April 24, 2007 tax exempt bonds in the principal amount of $6,000,000 (the “Bonds”) to pay for Project costs. The Bonds mature on April 1, 2027. The interest rate applicable to the Bonds is a variable tax exempt bond rate that is adjusted weekly. The initial rate is 3.85%.

The principal and interest due on the Bonds is paid by periodic draws on a letter of credit issued by HSBC Bank USA, National Association in the amount of $6,084,000 (the “Letter of Credit”) for the account of LSI. Under a reimbursement agreement entered into on April 24, 2007 (dated as of April 1, 2007) between HSBC Bank USA, National Association and LSI, LSI agrees to reimburse HSBC for each draw made on the Letter of Credit. The Letter of Credit expires on April 1, 2017, and LSI will be required to obtain an extension of the Letter of Credit or a replacement letter of credit prior to such expiration as long as the Bonds are outstanding. LSI also pays an annual Letter of Credit fee of .70% payable annually in advance and remarketing and trustee fees. LSI’s obligations under the Reimbursement Agreement are guarantied by the Company pursuant to the terms of an Unlimited Continuing Guaranty, dated as of April 1, 2007 (the “Guaranty”). The obligations of LSI are secured by a mortgage on LSI’s facility in East Aurora, New York and a security interest in the equipment at such facility. The obligations of the Company and LSI are also secured by a pledge by the Company of the stock of the Company’s subsidiary, Astronics Advanced Electronic Systems Corp.

In the event of voluntary or involuntary bankruptcy of LSI or the Company, LSI’s failure to reimburse a draw on the Letter of Credit, the breach of the financial and other covenants set forth in the Reimbursement Agreement or the Guaranty, or the occurrence of certain other events, and the expiration of any applicable cure or grace period (each an “Event of Default” as defined in the Reimbursement Agreement and the Guaranty), HSBC may accelerate the reimbursement obligations of LSI by directing the trustee for the holders of the Bonds to accelerate the Bonds, forcing a draw on the Letter of Credit for up to the full amount of the Letter of Credit.

A Copy of the Reimbursement Agreement and the Guaranty are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter of Credit Reimbursement Agreement dated as of April 1, 2007 between HSBC Bank USA, National Association and Luminescent Systems, Inc.
10.2	Unlimited Continuing Guaranty dated as of April 1, 2007 from Astronics Corporation to HSBC Bank USA, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated: April 25, 2007	By:	/s/ David C. Burney
		Name:	David C. Burney
Vice President and CFO

EXHIBIT INDEX

Exhibit	Description

10.1	Letter of Credit Reimbursement Agreement dated as of April 1, 2007 between HSBC Bank USA, National Association and Luminescent Systems, Inc.

10.2	Unlimited Continuing Guaranty dated as of April 1, 2007 from Astronics Corporation to HSBC Bank USA, National. Association.